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                                                                      EXHIBIT 23
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-56437, 2-91285, 33-20932, 33-30229, 33-91758,
33-27339, 333-41398, 333-88518 and 333-57658) of Barnes Group Inc. of our report dated January 31, 2003 (except for Note 3, which is as of February 6, 2003) relating to the financial statements of Barnes Group Inc., which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 31, 2003 (except for Note 3, which is as of February 6, 2003) relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Hartford, Connecticut

March 13, 2003